UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2008

HSN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34061	26-2590893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 HSN Drive, St. Petersburg, FL	33729
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (727) 872-1000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2008, HSN, Inc. ("HSNi") announced its financial results for the three and nine months ended September 30, 2008. A copy of HSNI's earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K. The full text of the press release is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on a Registration Statement on Form S-1 filed on August 20, 2008 with the U.S. Securities and Exchange Commission ("SEC") and a Current Report on Form 8-K filed with the SEC on August 25, 2008, HSN, Inc. entered into senior secured credit facilities providing financing of $300 million, consisting of a $150 million term loan and a $150 million revolving credit facility, each with a maturity of five years.

On November 3, 2008, HSNi borrowed $40 million under its revolving credit facility. HSNi took this measure due to the current uncertainty in the credit markets and in order to ensure financial flexibility. To the extent necessary, the funds will be used to support seasonal working capital needs.

This borrowing under the revolving credit facility bears interest at a rate per annum of 2.25% over LIBOR (currently 2.18%). For additional information regarding the terms of the revolving credit facility, see our Registration Statement on Form S-1 and Exhibit 10.12 to the Registration Statement.

Item 7.01. Regulation FD Disclosure.

On November 6, 2008, the Company announced its financial results for the three and nine months ended September 30, 2008. A copy of the Company's earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K. The full text of the press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

99.1     Press Release dated November 6, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, Inc. (Registrant)
November 6, 2008 (Date)	/s/ JUDY SCHMELING Judy Schmeling Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release dated November 6, 2008.